UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2009

NEKTAR THERAPEUTICS
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road
San Carlos, California 94070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 30, 2009, Nektar Therapeutics (the “Company”) entered into a Sublease (the “Sublease”) with Pfizer Inc. (“Pfizer”) for a 102,283 square foot facility located at 455 Mission Bay Boulevard, San Francisco, California (the “Mission Bay Facility”).  The Mission Bay Facility is currently under construction and is scheduled to be completed in the second half of 2010.  The Company secured the Mission Bay Facility in order to establish an R&D center with biology, chemistry, pharmacology and clinical development capabilities to compliment the Company’s research capabilities at its Huntsville, Alabama site, as well as additional R&D support operations in Hyderabad, India.  As part of this facilities transition, when construction is completed, the Company will relocate all of its functions currently located in San Carlos, California, including its corporate headquarters, to the Mission Bay Facility.

Under the terms of the Sublease, the Company will receive the benefit of an approximately $15 million tenant improvement allowance included in Pfizer’s lease agreement with the landlord for the Mission Bay Facility.  After the $15 million tenant improvement allowance is fully exhausted, the Company estimates that it will then spend approximately $15 million in 2010 to complete the tenant improvements for the Mission Bay Facility, including the build-out of biology, chemistry and pharmacology lab facilities and the associated infrastructure and equipment to support these research and development activities.

The Company will not pay base rent for the first four years following the Occupancy Date (as hereinafter defined).  Following this four year period, the Company will then pay monthly base rent of $301,735.  The monthly base rent escalates over the term of the Sublease at various intervals to $349,808 base rent per month in the final period of the Sublease term.  In addition, throughout the term of the Sublease, the Company is responsible for paying certain costs and expenses specified in the Sublease, including insurance costs and a pro rata share of operating expenses and applicable taxes for the Mission Bay Facility.  The Sublease includes various covenants, indemnities, defaults, termination rights, security deposits and other provisions customary for lease transactions of this nature and is subject and subordinate to Pfizer’s lease agreement with the landlord of the Mission Bay Facility.  The "Occupancy Date" under the Sublease is the earliest to occur of (i) the Company’s substantial completion of the tenant improvements, (ii) the Company’s occupancy of the Mission Bay Facility, or (iii) August 1, 2010.  The term of the Sublease commences on the Occupancy Date and terminates 114 months thereafter but in no event later than January 30, 2020.

The foregoing summary is qualified in its entirety by reference to the Sublease, which will be filed as an exhibit to Nektar’s Quarterly Report on Form 10-Q for the period ended September 30, 2009.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 2.03.

FORWARD LOOKING STATEMENTS
In this Form 8-K, Nektar makes certain forward-looking statements regarding the Sublease.  These forward-looking statements involve substantial risks and uncertainties including but not limited to the timing of the move to, and the estimated costs of, the Mission Bay Facility are subject to a number of significant variables and risks, including that the build-out of the Mission Bay Facility could be delayed and actual costs could exceed planned estimates.  Other important risks and uncertainties are detailed in Nektar’s reports and other filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  Actual results could differ materially from the forward-looking statements.  Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nektar Therapeutics

Date: October 2, 2009	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary